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                                                                     Exhibit 2.2

                       FIRST AMENDMENT TO MERGER AGREEMENT

         This FIRST AMENDMENT TO MERGER AGREEMENT dated June 29, 2000 (this "First Amendment") amends the Merger Agreement entered into as of June 9, 2000 (the "Merger Agreement") among WELSH, CARSON, ANDERSON & STOWE VIII, L.P., a Delaware limited partnership ("WCAS VIII"), SLUGGER ACQUISITION CORP, a Delaware corporation ("NewCo"), SYKES ENTERPRISES, INCORPORATED, a Florida corporation ("Parent"), and SHPS, INC., a Florida corporation and a wholly-owned subsidiary of Parent (the "Company"). WCAS VIII, NewCo, Parent, and the Company are referred to collectively in this Agreement as the "Parties." Any capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Merger Agreement. The term "Agreement" as used herein and in the Merger Agreement shall be deemed to refer to the Agreement of Merger, as amended by this First Amendment.

                                    RECITALS

         WHEREAS, pursuant to the Merger Agreement, NewCo will merge with and into the Company (the "Merger"), with the Company as the Surviving Corporation, in accordance with the terms and conditions set forth in this Agreement; and

         WHEREAS, the parties desire to amend the Merger Agreement to (i) provide that the Company's Articles of Incorporation as of the Closing Date will be the Articles of Incorporation of the Surviving Corporation; (ii) to permit WCAS VIII to assign 50% of its interest to WCAS IX upon funding of WCAS IX;
(iii) to extend the Closing Date to June 30, 2000; and (iv) to clarify the payment of consideration in the Merger to holders of Options.

         NOW, THEREFORE, in consideration of the representations, warranties, and covenants contained in the Merger Agreement, the Parties agree as follows.

                  (a) Section 1.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

                           1.2      Closing. Unless this Agreement shall have
been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at the offices of Foley & Lardner in Tampa, Florida, commencing at 9:00 a.m. local time on June 30, 2000.

                  (b) Section 1.6(a) of the Merger Agreement is hereby amended to read in its entirety as follows:

                           (a) Each share of common stock of the Company, $.01 par value per share ("Company Common Stock" or the "Shares") issued and outstanding immediately prior to the Effective Time of the Merger (other than shares held in treasury) shall be converted into and represent the right to receive (collectively, the "Merger Consideration") (i) an amount in cash equal to (A) the Cash Consideration (determined as provided in Section 1.6(e) below) less the amount paid to Option holders pursuant to the proviso of this Section 1.6(a), divided by (B) 10,000,000 shares, plus (ii) a number of shares of common stock, $.01 par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock") equal to an amount determined by dividing the amount that is 726,616 shares of Surviving Corporation Common Stock to be issued and outstanding immediately after the Effective Time of the Merger by 10,000,000 Shares; provided, however, that in lieu of the Merger Consideration to any holder of Company Common Stock received in connection with the cashless exercise of an Option (pursuant to Section 1.11(a)), such holder shall be entitled to receive in respect of each Net Option Share (as defined in Section 1.11(a) hereto) an amount equal to the Option Consideration Per Share (as defined in Section 1.11(b) hereto), in each case all in accordance with Schedule II hereto.

                  (c) Section 1.11(a) and (b) of the Merger Agreement is hereby amended to read in its entirety as follows:




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                           (a)      A schedule of the holders of all outstanding
options to purchase Shares (collectively, "Options") are set forth on Section
2.2 of the Disclosure Schedule. The vesting of the Options has been accelerated in accordance with their terms as a result of the achievement of the performance objectives for the Options. The Company has obtained the consents of the holders of Options to effect the exercise prior to the Effective Time of the Merger of all Options in exchange for that number of Shares (the "Net Option Shares") equal to, in the case of each such Share into which each Option is converted,
(A) the excess, if any, of the Option Consideration Per Share over the exercise price per share of such Option, divided by the Option Consideration Per Share, all in accordance with Schedule II hereto.

                           (b)      The "Option Consideration Per Share" will be
equal to $11.44319131, calculated as follows: (i) $170,000,000, plus the exercise price per share of such Option, less the amount of the Intercompany Debt Payment, and less the Capital Lease Payment, divided by (ii) the Fully Diluted Shares Outstanding.

                  (d) Section 1.8(a) of the Merger Agreement is hereby amended to read in its entirety as follows:

                           (a)      The Articles of Incorporation of the
Surviving Corporation immediately following the Effective Time of the Merger, a copy of which are attached as Exhibit A hereto, shall be the Articles of Incorporation of the Company immediately prior to the Effective Time of the Merger.

                  (e) Section 10.4 of the Merger Agreement is hereby amended to read in its entirety as follows:

         This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties, except that WCAS VIII may assign 50% of its outstanding shares of the Surviving Corporation Common Stock to WCAS IX.

                  (f) Except as specifically set forth herein, the Merger Agreement of shall remain in full force and effect.

                  (g) This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement, provided receipt of copies of such counterparts is confirmed.


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         IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the date first above written.

                              SHPS, INC.


                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              SYKES ENTERPRISES, INCORPORATED


                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                              By WCAS VIII Associates, L.L.C., General Partner


                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              WCAS CAPITAL PARTNERS III, L.P.
                              By WCAS CP III Associates, L.L.C.,
                              General Partner


                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------








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                              WCAS HEALTHCARE PARTNERS, L.P.
                              By WCAS HC Partners, General Partner


                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              John Almeida
                              Bruce K. Anderson
                              Russell L. Carson
                              John Clark
                              Anthony J. de Nicola
                              Eric J. Lee
                              D. Scott Mackesy
                              Thomas E. McInerney
                              Robert A. Minicucci
                              Andrew M. Paul
                              Paul B. Queally
                              Rudolph E. Rupert
                              Lawrence B. Sorrel
                              Sanjay Swani
                              Sean Traynor
                              Patrick J. Welsh


                              By: /s/
                              --------------------------------------------------
                              Jonathan M. Rather,
                              Individually and as Attorney-In-Fact










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